Exhibit 99.1

SportsTek Acquisition Corp. Announces Termination of Letter of Intent and Liquidation

NEW YORK, December 23, 2022 - SportsTek Acquisition Corp. (the “Company”) (Nasdaq: SPTK, SPTKU, and SPTKW) announced today that the non-binding letter of intent with Metavisio (d/b/a Thomson Computing), a French company specializing in building, marketing, and selling laptops, whose securities are listed on Euronext Growth in Paris, with respect to a proposed business combination transaction, has been mutually terminated by the parties.

In addition, the Company announced today that the board of directors of the Company (the “Board”) has elected to abandon and not implement the extension that was approved by stockholders on December 20, 2022, because despite significant efforts to identify and complete an initial business combination, the Board does not believe that the Company will be able to complete an initial business combination on favorable terms even with the extension. In making its decision, the Board has carefully considered the costs, benefits, and risks of prolonging the Company’s life, including the current adverse market conditions and increased regulatory uncertainty around SPACs.

As a result, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation and will redeem all of the outstanding shares of common stock that were included in the units issued in its initial public offering (the “Public Shares”).

As of the close of business on December 27, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to immediately liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed on or around December 27, 2022. The per-share redemption price is being calculated by Continental. The Company expects to file a Current Report on Form 8-K to announce such information as soon as possible.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

About SportsTek

SportsTek is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SportsTek’s strategy is to find a business combination partner and to drive long-term stockholder value creation through the collective experience of the Company’s management team. For more information, you can access our public filings at the SEC’s web site http://www.sec.gov.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

Media Contact

SportsTek Acquisition Corp.
918-957-1086